UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2008

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2008, Community Bancorp.’s wholly-owned subsidiary, Community National Bank, Derby, Vermont (the “Bank”), issued a press release announcing the promotion of Louise Bonvechio to Vice President and Chief Financial Officer of the Bank.  Prior to this promotion, Ms. Bonvechio had served as the Bank’s Vice President and Cashier since January, 2004.  She has also previously served as the Bank’s Controller (January, 2003 to January, 2004) and as its Assistant Finance Officer (March, 2002 to March, 2003).

Ms. Bonvechio, age 47, is the sister of Community Bancorp. and Community National Bank Director Jacques C. Couture.

Additional information about Ms. Bonvechio’s background and experience is contained in the Company’s press release filed as Exhibit 99.1 to this Report.

Item 8.01  Other Events

On January 9, 2008, the Bank issued a press release announcing that Kathryn Austin and Terrie McQuillen have been designated as executive officers of the Bank.

Ms. Austin, age 50, has served as the Bank’s Senior Vice President of Retail Banking since May, 2004.  She also serves and as head of the Bank’s Human Resources and Marketing and Public Relations departments.  Previously, Ms. Austin served as the Bank’s Vice President and Human Resources Officer.

Ms. McQuillen, age 45, has served as the Bank’s Senior Vice President of Loan Administration since June, 2004.  Previously, Ms. McQuillen served as the Bank’s Vice President of Loan Administration.  She also served as the Bank’s Compliance and Bank Secrecy Act Officer between February, 2004 and March, 2005.

Additional information about the backgrounds and experience of Ms. Austin and Ms. McQuillen is contained in the Company’s press release filed as Exhibit 99.2 to this Report.

Item 9.01  Financial Statements and Exhibits

 (d)  Exhibits

The following exhibits are filed as part of this Report:

9.1 Text of Press Release dated January 9, 2008

99.2 Text of Press Release dated January 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: January 9, 2008	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer